UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 9, 2009

THERMA-MED, INC.

(Exact Name of small business issuer as specified in its charter)

Colorado

(State of Incorporation)

000-19427

(Commission File No.)

954182188

(IRS Employer ID Number)

468 North Camdem Drive, Beverly Hills, California, 90210

(Address of principal executive offices)

(310) 8605103

(Registrant's telephone number, including area code)

Core International Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On November 10, 2008, the board of directors of Core International Limited (“Core”) approved an amendment to Core's articles of incorporation to change the name of the corporation from "Core International Limited" to "Therma-Med, Inc.".  The name change amendment was approved by the board of directors and by a majority of the shareholders.  The name change amendment was filed with the Secretary of State of Colorado and became effective on November 14, 2008.

Item 8.01  Other Events

Effective December 31, 2008, the Company started to trade with a new ticker symbol of “THRA” for the name change from Core International Limited to Therma-Med, Inc. and the one hundred (100) to one (1) reverse split of all outstanding common shares.  The reverse split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Therma-Med, Inc.

By:  /s/ Joshua Suarez

Joshua Suarez

President

Date: January 9, 2009

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